UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2015

UNITED COMMUNITY BANKS, INC.

(Exact name of registrant as specified in its charter)

Georgia	No. 001-35095	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

125 Highway 515 East

Blairsville, Georgia 30512

(Address of principal executive offices)

Registrant's telephone number, including area code:

(706) 781-2265

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 31, 2015, United Community Banks, Inc. (the “Company”) entered into an underwriting agreement with U.S. Bancorp Investments, Inc. as representative of the several underwriters named therein (the “Underwriting Agreement”), in connection with its public offering of $50,000,000 aggregate principal amount of its 5.00% Senior Fixed to Floating Rate Notes due February 14, 2022 and $35,000,000 aggregate principal amount of its 5.50% Fixed to Floating Rate Senior Notes due February 14, 2027 (collectively the “Notes”).

The sale of the Notes was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-203548) (the “Registration Statement”), including a prospectus supplement dated July 30, 2015 and a final pricing supplement dated July 31, 2015 to the prospectus contained in the Registration Statement. The final pricing supplement was filed by the Company with the Securities and Exchange Commission, pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended.

The description of the Underwriting Agreement is a summary and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On July 30, 2015, the Company issued a press release announcing the initiation of the Company’s public offering. A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated July 31, 2015, between the Company and U.S. Bancorp Investments, Inc. as representative of the several underwriters named therein

99.1	News Release, dated July 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Rex S. Schuette
Rex S. Schuette
Executive Vice President and
Chief Financial Officer

Date: July 31, 2015